Exhibit 99.5

THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS 11:59 PM ON MARCH 4, 2013.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on March 4, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 4, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50971-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBT BANCORP INC.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain
1.

To adopt and approve the Agreement and Plan of Merger by and between NBT Bancorp Inc., or NBT, and Alliance Financial Corporation, or Alliance, dated as of October 7, 2012, pursuant to which Alliance will merge with and into NBT with NBT surviving.

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2.

To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement.

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NOTE: The proxies are authorized to vote in accordance with the majority vote of NBT’s Board, upon such other business that may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or in other fiduciary capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.nbtbancorp.com/bncp/proxy.html

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M50972-TBD

NBT BANCORP INC.

Special Meeting of Stockholders

March 5, 2013 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Martin A. Dietrich and Michael J. Chewens and either of them, with full power of substitution, proxies to represent the undersigned stockholder(s) at the Special Meeting of Stockholders of NBT Bancorp Inc. (“NBT”) to be held at the Binghamton Riverwalk Hotel & Conference Center, 225 Water Street, Binghamton, NY 13901 on March 5, 2013 at 10:00 a.m. local time, or any adjournment or postponement of the meeting, with all power which the undersigned stockholder(s) would possess if personally present, and to vote all shares of NBT’s common stock which the undersigned stockholder(s) may be entitled to vote at the meeting upon the proposals listed on the reverse side, and as more fully described in the accompanying joint proxy statement/prospectus, in accordance with the following instructions and, in accordance with the majority vote of NBT’s Board, upon any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder(s). If no direction is indicated, a properly executed proxy will be voted FOR Proposals 1 and 2. The undersigned stockholder(s) hereby revoke(s) any proxy or proxies heretofore given.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side